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                                                                    EXHIBIT 99.1

                         CC MASTER CREDIT CARD TRUST II
                     Excess Spread Analysis - November 2001

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Series                                  1995-A      1995-C      1996-A        1996-C       1998-A
Deal Size                               $400 MM     $400 MM     $407.25 MM    $271.50 MM   $600 MM
Expected Maturity                       08/15/02    02/18/03    11/15/01      02/16/04     09/15/03
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
Yield                                  20.62%      20.62%       15.66%       20.62%        20.62%
Less:              Coupon               2.34%       2.35%        1.63%        2.32%         2.35%
                   Servicing Fee        1.50%       1.50%        0.79%        1.50%         1.50%
                   Net Credit Losses    7.75%       7.75%        5.92%        7.75%         7.75%
Excess Spread:

                   November-01          9.03%       9.02%        7.33%        9.05%         9.02%
                   October-01           8.41%       8.39%        8.76%        8.43%         8.40%
                   September-01         5.21%       5.20%        5.15%        5.23%         5.20%
Three month Average Excess Spread       7.55%       7.54%        7.08%        7.57%         7.54%


Delinquency:

                   30 to 59 days        2.45%       2.45%        2.45%        2.45%         2.45%
                   60 to 89 days        1.80%       1.80%        1.80%        1.80%         1.80%
                   90 + days            3.03%       3.03%        3.03%        3.03%         3.03%
                   Total                7.29%       7.29%        7.29%        7.29%         7.29%

Payment Rate                           12.60%      12.60%       12.60%       12.60%        12.60%
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